Exhibit 99.2

GE SeaCo SRL and Subsidiaries and GE SeaCo America LLC

Report of Independent Registered Public Accounting Firm

Combined and Consolidated Financial Statements

As of December 31, 2005 (restated) and 2004 and for the Years Ended December 31, 2005 (restated), 2004 and 2003

GE SEACO SRL AND SUBSIDIARIES AND
GE SEACO AMERICA LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Quotaholders and Unitholders
GE SeaCo SRL
Bridgetown, Barbados

We have audited the accompanying combined and consolidated balance sheets of GE SeaCo SRL and subsidiaries and GE SeaCo America LLC (an affiliated limited liability company) (collectively “GE SeaCo” — see Note 1), all of which are under common ownership and common management, as of December 31, 2005 and 2004, and the related combined and consolidated statements of operations, and quotaholders’ and unitholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of GE SeaCo’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  GE SeaCo is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of GE SeaCo’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined and consolidated financial statements present fairly, in all material respects, the financial position of GE SeaCo SRL and subsidiaries and GE SeaCo America LLC as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1.c to the combined and consolidated financial statements, in 2005 GE SeaCo changed its method of accounting for container repositioning costs and container damage protection fees.

As discussed in Note 16, the combined and consolidated financial statements have been restated.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

London, England

April 21, 2006 (July 21, 2006 as to Notes 15 and Note 16)

GE SEACO SRL AND SUBSIDIARIES AND
GE SEACO AMERICA LLC (See Note 1)

COMBINED AND CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
(Dollars in Thousands)

	2005	2004
	(Restated)

ASSETS
CASH AND CASH EQUIVALENTS	$37,290	$14,312
RESTRICTED CASH	16,680	6,710
ACCOUNTS RECEIVABLE – Net of allowances of $7,854 and $7,678 at: December 31, 2005 and 2004 respectively	68,231	82,575
ASSET SALE RECEIVABLES	3,672	4,596
PREPAID EXPENSES AND OTHER	3,358	3,208

CONTAINERS – at cost, less accumulated depreciation of $214,831 and $141,823 At December 31, 2005 and 2004 respectively	1,097,677	975,854
REAL ESTATE AND OTHER FIXED ASSETS – at cost, less accumulated depreciation of $22,205 and $20,294 at December 31, 2005 and 2004 respectively	13,053	11,110
OTHER ASSETS	15,543	22,620
TOTAL ASSETS	$1,255,504	$1,120,985

LIABILITIES AND QUOTAHOLDERS’ AND UNITHOLDERS’ EQUITY
LIABILITIES:
ACCOUNTS PAYABLE	41,245	110,140
ACCRUED LIABILITIES	26,116	25,426
DEBT	872,310	694,553
ADVANCES DUE TO PARENT COMPANIES	67,490	68,795
DEFERRED TAX LIABILITIES	2,822	881
TOTAL LIABILITIES	1,009,982	899,795
QUOTAHOLDERS’ AND UNITHOLDERS’ EQUITY:
CLASS A, B, C AND E QUOTAS AND LLC UNITS	77,470	77,470
RETAINED EARNINGS	182,744	157,637
ACCUMULATED OTHER COMPREHENSIVE LOSS	(14,692)	(13,917)
TOTAL QUOTAHOLDERS’ AND UNITHOLDERS’ EQUITY	245,522	221,190
TOTAL LIABILITIES AND QUOTAHOLDERS’ AND UNITHOLDERS’ EQUITY	$1,255,504	$1,120,985

See notes to combined and consolidated financial statements

GE SEACO SRL AND SUBSIDIARIES AND
GE SEACO AMERICA LLC (See Note 1)

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	2005	2004	2003
	(Restated)

REVENUE (including $3,179, $4,247 and $1,677 respectively with Parent Companies)	$343,749	$334,107	$303,667

EXPENSES:
Depreciation	69,739	50,225	37,678
Operating excluding depreciation (including $84,276, $104,844 and $87,104 respectively with Parent Companies)	123,930	161,792	142,415
Selling, general and administrative (including $37,088, $39,716 and $40,991 respectively with Parent Companies)	58,165	62,772	58,789

TOTAL EXPENSES	251,834	274,789	238,882

EARNINGS FROM OPERATIONS BEFORE NET FINANCE COSTS	91,915	59,318	64,785

INTEREST AND RELATED EXPENSE	(43,241)	(21,564)	(16,310)

INTEREST AND RELATED INCOME	5,631	650	580

NET FINANCE COSTS	(37,610)	(20,914)	(15,730)

EARNINGS BEFORE INCOME TAXES	54,305	38,404	49,055

PROVISION FOR INCOME TAXES	(3,001)	(3,000)	(2,000)

EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	$51,304	$35,404	$47,055

CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES (See Note 1.c)	(26,197)	—	—

NET EARNINGS	$25,107	$35,404	$47,055

PRO FORMA AMOUNTS ASSUMING THE NEW ACCOUNTING PRINCIPLES WERE APPLIED RETROACTIVELY (See Note 1.c)	$51,304	$44,735	$46,804

See notes to combined and consolidated financial statements

GE SEACO SRL AND SUBSIDIARIES AND
GE SEACO AMERICA LLC (See Note 1)

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	2005	2004	2003
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$25,107	$35,404	$47,055
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	69,739	50,225	37,678
Amortization of deferred repositioning costs	—	17,189	16,094
Cumulative effect of changes in accounting principles	26,197	—	—
Other non-cash items	3,127	(225)	4,273

Management of operating assets and liabilities:

Decrease/(increase) in receivables	919	(1,939)	(926)
(Increase) /decrease in prepaid expenses and other	(184)	(659)	1,219
Increase in other assets	(4,478)	(10,574)	(22,905)
Increase/ (decrease) in accounts payable and accrued liabilities	5,571	441	(6,848)
Increase in advances due to parent companies	1,306	5,997	999
Total adjustments	102,197	60,455	29,584
Net cash provided by operating activities	127,304	95,859	76,639
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(269,325)	(277,971)	(219,191)
Restricted cash deposited to collateralize debt facilities	(9,970)	(4,036)	(146)
Proceeds from sale of containers and other fixed assets	3,538	3,442	1,782
Net cash used in investing activities	(275,757)	(278,565)	(217,555)
CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of debt	(639,619)	(315,334)	(258,000)
Proceeds from the issuance of debt	811,125	499,344	115,556
Net cash provided by financing activities	171,506	184,010	142,444

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(75)	117	483
NET INCREASE IN CASH AND CASH EQUIVALENTS	22,978	1,421	2,011
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	14,312	12,891	10,880
CASH AND CASH EQUIVALENTS, END OF YEAR	$37,290	$14,312	$12,891
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash transactions:
Cash paid for interest	$36,945	$15,495	$10,937
Cash paid for income taxes	$1,131	$1,621	$1,379

See notes to combined and consolidated financial statements

GE SEACO SRL AND SUBSIDIARIES AND
GE SEACO AMERICA LLC (See Note 1)

COMBINED AND CONSOLIDATED STATEMENTS OF QUOTAHOLDERS’ AND UNITHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	Class A, B, C and E Quotas and LLC Units	Retained Earnings	Accumulated Other Comprehensive Loss	Total
BALANCE, JANUARY 1, 2003	$77,470	$75,178	$(7,878)	$144,770
Comprehensive income:
Net earnings	—	47,055	—	47,055
Other comprehensive loss:
Foreign currency translation adjustment	—	—	(3,301)	(3,301)
Minimum pension liability, net of tax of $554	—	—	(1,327)	(1,327)
Total comprehensive income				42,427
BALANCE, DECEMBER 31, 2003	$77,470	$122,233	$(12,506)	$187,197
Comprehensive income:
Net earnings	—	35,404	—	35,404
Other comprehensive loss:
Foreign currency translation adjustment	—	—	(950)	(950)
Interest rate hedge	—	—	(33)	(33)
Minimum pension liability, net of tax of $184	—	—	(428)	(428)
Total comprehensive income				33,993
BALANCE, DECEMBER 31, 2004	77,470	157,637	(13,917)	221,190
Comprehensive income:
Net earnings (restated)	—	25,107	—	25,107
Other comprehensive loss:
Foreign currency translation adjustment	—	—	152	152
Interest rate hedge (restated)	—	—	(1,944)	(1,944)
Minimum pension liability net of tax of $305	—	—	1,017	1,017
Total comprehensive income				24,332
BALANCE DECEMBER 31, 2005	$77,470	$182,744	$(14,692)	$245,522

See notes to combined and consolidated financial statements

GE SEACO SRL AND SUBSIDIARIES AND
GE SEACO AMERICA LLC

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

1.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.                      Business - Effective May 1, 1998, General Electric Capital Corporation (“GE Capital”) and Sea Containers Ltd. (“SCL”) established a joint venture to combine and operate their container leasing activities through GE SeaCo SRL, a Barbados society with restricted liability (the “Society”), and GE SeaCo America LLC, a Delaware limited liability company.  The Society, its subsidiaries and GE SeaCo America LLC are collectively referred to as “GE SeaCo”.  Substantially all of the existing container fleets of GE Capital and SCL are being leased-in to GE SeaCo on an operating basis, and GE SeaCo in turn leases the units out to customers.  Once the containers have reached certain ages and in other agreed upon circumstances, they are thereafter managed by GE SeaCo for the owners or sold at the owner’s request.  GE SeaCo itself purchases new containers to add to the combined fleet.  In addition to the container lease and management agreements with GE Capital and SCL, GE SeaCo contracts with them for certain administrative and other services.  Some of these agreements were for periods of between 7 and 20 years from May 1998, while others were indefinite.  GE SeaCo also contracts with SCL from time to time for purchases of containers from SCL factories and services from SCL depots.

b.                     Principles of Consolidation and Combination - The financial statements include the consolidated accounts of the Society and all of its majority-owned subsidiaries and are combined with GE SeaCo America LLC.  All significant intercompany balances and transactions have been eliminated.  The accompanying consolidated and combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

c.                      Changes in accounting principles:

Repositioning costs - Prior to January 1, 2005, it was GE SeaCo’s policy to defer the costs of repositioning containers and to amortize these costs over a two year period.  As a result of a policy review, management determined that a policy of recognizing these expenses as incurred was also appropriate and required less administrative and systems support to track such costs as may be required by a capitalization policy.  GE SeaCo has changed its accounting policy to recognize these expenses as incurred. This policy change was effective as of January 1, 2005.  The cumulative effect to net earnings in 2005 of this policy change was a reduction to net earnings of $12,289,000, net of tax of $123,000, and is included in the line item “Cumulative Effect of Change in Accounting Principles” in the combined and consolidated statement of operations.

Damage protection plan fees - According to terms of certain leases, a lessee may obtain waivers of its obligation to pay for repairs to a container by the agreement to pay a fixed fee at the end of that container’s lease as stipulated in the lease contract.  Prior to January 1, 2005 it was GE SeaCo’s policy to recognize these fees over the period of the lease. In certain circumstances the payment of such fees may not be collected by GE SeaCo but rather in these circumstances may be collected by GE Capital or SCL. Management determined that a policy of recognizing such fees only when billed by GE SeaCo, on its behalf, would eliminate the need to maintain records to separately monitor arrangements in which such fees may be collected by GE Capital or SCL.  This policy change was effective as of January 1, 2005. The cumulative effect to net earnings in 2005 of this policy change was a reduction to earnings of $13,908,000, net of tax of $139,000, and is included in the line item “Cumulative Effect of Change in Accounting Principles” in the combined and consolidated statement of operations.

The pro forma amounts presented in the combined and consolidated statement of operations reflect adjustments for retroactive application of these changes in accounting principles.

d.                     Cash and Cash Equivalents - Cash and cash equivalents include all cash balances and highly liquid investments having original maturities of three months or less at the time of purchase.

e.                      Containers, Real Estate and Other Fixed Assets - Containers are recorded at cost and, after allowance for salvage value, are depreciated over their estimated useful lives by the straight-line method.  The estimated useful life and salvage value for containers for 2005 is generally 20 years and 20%, respectively, with the exception of refrigeration machinery which is 15 years and 15%, respectively and tanks which are 25 years and 15% respectively.

During the latter part of 2005, management conducted a review of its container retirement policies.  Due to revisions in estimates of the future periods over which management plans GE SeaCo to benefit from its containers, changes in estimates of container useful lives and salvage values were determined.  Effective January 1, 2006, the estimated useful life for containers is generally 15 years and allowances for salvage value vary depending on container type.

Container repair and maintenance are expensed as incurred.

Real estate and other fixed assets are recorded at cost and are depreciated over their estimated useful lives by the straight-line method. The useful lives of other fixed assets range from 5 to 10 years. Leasehold property is depreciated over the shorter of the estimated useful lives or the respective lease periods.

f.                        Other Assets – The main components of other assets are deferred finance costs and interest rate swap assets.  Deferred finance costs of approximately $10,653,000 (2004 - $10,069,000) represents the cost of arranging loans for the purchase of container assets.  These costs are amortized over the respective terms of the loans.  Interest rate swaps with a fair value in excess of their original cost amounted to $4,826,000 (2004 - $nil) (see Note 5).

g.                     Foreign Currency Translation - Foreign subsidiary income and expenses are translated into U.S. dollars, GE SeaCo’s reporting currency, at the average rates of exchange prevailing during the year.  The assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the rates of exchange on the balance sheet date and the related translation adjustments are included in accumulated other comprehensive loss.  No income taxes are provided on the translation adjustments as management does not expect that such gains or losses will be realized.  Foreign currency transactions are translated into US dollars at the rates of exchange prevailing at the dates of transaction.  The foreign currency transaction gains and losses are recognized in operations as they occur.   Foreign currency receivables and payables are translated into U.S. dollars at the rates of exchange on the balance sheet date and the related translation gains or losses are recognized as earnings or expenses for the year.

h.                     Revenue Recognition – Container rental.  Container assets are revenue-earning under operating leases.  The financial statements reflect rentals as revenue.  Rental revenues are recognized on a straight-line basis over the life of the respective lease, including free days and incentives.  Advanced billings are deferred and recognized in the period earned.  Receivables are reserved when collection is deemed doubtful.  Late charges are recognized when collected.  With respect to sales-type leases, a gain or loss on the sale of the container is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13 Accounting for Leases, of the Financial Accounting Standards Board (“FASB”) and included in revenue.

i.                         Revenue Recognition – Other Income.  According to the terms of certain leases, lessees may obtain waivers of their obligations to pay for repairs to a container by the agreement to pay a fixed fee which is stipulated in the lease contract.  For such arrangements with a daily fee included in the daily lease rate, income is recognized on a straight-line basis over the life of the respective lease. For such arrangements with a fee payable at the end of a lease, income is recognized once the fee is billed to the lessee (see Note 1.c).  GE SeaCo also receives income from lessees for the moving and handling of containers to the lessee’s location of choice or where GE SeaCo agrees to accept the drop off of a container at a location other than that originally contractually agreed.  Charges are according to pre-agreed contractual rates.  Revenue is recognized once the service has been performed.   Whenever repair work on a container is attributable to damage caused by the lessee, the repair cost is recharged to the lessee.  Revenue is recognized once the repair estimate has been agreed by the lessee.

j.                         Expense Recognition - Expenses are recorded in the period incurred.

k.                      Interest and Related Income - Interest and related income includes gains on interest rate swaps of $4,826,000 (2004 – nil) (see Note 5 and Note 16) and foreign currency transaction exchange gains of $392,000.  Foreign currency transaction exchange losses are included in interest and related expense (2004 – loss of $1,693,000, 2003 – loss of $3,629,000).

l.                         Impairment of Long-Lived Assets - In accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets, GE SeaCo reviews its container assets, by container type, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment, if any, would be recognized when expected future undiscounted operating cash flows of the assets are lower than their carrying value. In the event that an impairment occurs, the fair value of the related asset is estimated, and GE SeaCo records a charge to earnings calculated by comparing the asset’s carrying value to the estimated fair value.

m.                   Income Taxes - Current income taxes are recognized on the accrual basis in the period which they arise, based on the tax law for the relevant jurisdiction in which the income is attributable at enacted statutory rates.  Current income taxes may be recognized in periods subsequent to the periods to which they are attributable as a result of audits by taxing authorities concluded in such later period subject to management’s judgment of the final outcome from such assessments.  Deferred income taxes result from temporary differences between the financial reporting and tax basis of assets and liabilities.  Deferred taxes are recorded at enacted statutory rates and are adjusted as enacted rates change.  Classification of deferred tax assets and liabilities corresponds with the classification of the underlying assets and liabilities giving rise to the temporary differences or the period of expected reversal, as applicable.  A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized based on available evidence.

n.                     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates include, among others, the allowance for doubtful accounts, depreciation, taxes and contingencies.

o.                     Concentration of Credit Risk - Trade receivables are potentially subject GE SeaCo to credit risk.  GE SeaCo extends credit to its customers based upon an evaluation of the customers’ financial condition and credit history and generally does not require collateral.  Due to the large number of customers comprising GE SeaCo’s customer base and their dispersion across different geographical areas, GE SeaCo’s concentration of credit risk is limited.

p.                     Interest Rate Swap Agreements – GE SeaCo is exposed to interest rate risk on its floating rate debt and tries to manage the impact of interest rate changes on earnings and cash flows.  GE SeaCo’s policy is to enter into interest rate swap agreements to reduce the variability in interest rate cash flows due to interest rate risk on floating rate debts.  At December 31, 2005, GE SeaCo had outstanding interest rate swaps, which have been designated in accordance with SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) as cash flow hedges and derivatives not designated as hedges of a notional value of $621,400,000 – see Notes 5 and 16.

q.                     Reclassifications - Certain amounts in the 2003 and 2004 financial statements have been reclassified to conform with the 2005 presentation.

2.                      REAL ESTATE AND OTHER FIXED ASSETS

The major classes of real estate and other fixed assets are as follows (dollars in thousands):

	December 31
	2005	2004
Land and buildings	$427	$412
Motor vehicles	2,590	2,828
Fixtures, fittings and office equipment	32,241	28,164
	35,258	31,404
Less: Accumulated depreciation	22,205	20,294
	$13,053	$11,110

3.                      ASSET SALE RECEIVABLES

The components of asset sale receivables are as follows (dollars in thousands):

	December 31
	2005	2004
Gross asset sale receivables	$4,114	$5,073
Unearned interest income	(442)	(477)
Asset sale receivables	$3,672	$4,596

Contractual maturities of GE SeaCo’s gross asset sale receivables subsequent to December 31, 2005 are as follows (dollars in thousands):

Year Ending December 31
2006	$2,180
2007	727
2008	678
2009	418
2010	111
$4,114

4.                      DEBT

Debt at December 31 consists of the following (dollars in thousands):

	2005	2004

Credit Facilities	$46,806	$65,850
Securitization Facilities	824,167	627,166
Other	1,337	1,537
	$872,310	$694,553

Credit Facilities – GE SeaCo has a $125,000,000 syndicated multi-currency revolving credit facility under which GE SeaCo can borrow on a revolving basis under a commitment period ending February 2009.  Interest on the facility ranged, from January 1 through February 22, 2005, from 1.75% to 2.50% and thereafter from 1.125% to 1.75% over LIBOR depending on certain debt ratios, and was approximately 1.88% over LIBOR during 2005.  At December 31, 2005, $29,000,000 was outstanding under this facility (2004 - $4,000,000).  On July 27, 2005, another facility was concluded allowing GE SeaCo to borrow, in four consecutive six month tranches up to an aggregate limit of $150,000,000, for the purpose of partially financing eligible containers under an export buyer’s credit program.  Each tranche is repayable starting six months after the final day of the availability period in respect of each tranche.  The final days of availability period of the tranches are respectively January 26, 2006, July 26, 2006, January 26, 2007 and July 26, 2007.  Repayment is by sixteen equal semi-annual instalments totalling 57% of the amount outstanding at the final day of the availability period of each tranche, and a final payment representing 43% of the amount outstanding at the final day of the availability period of each tranche payable with the last semi-annual instalment.  Interest on the facility is fixed at 4.77%.  At December 31, 2005, $17,806,000 was outstanding under this facility.  Neither of these facilities is guaranteed by GE Capital or SCL.

GE SeaCo repaid and cancelled two facilities during the year from the proceeds of the $600,000,000 term note issuance referred to below.  The first was an eight-year term loan facility in the original amount of $50,000,000 under which GE SeaCo could borrow under a commitment period which ended in March 2003.  Interest on this facility was 1.75% over LIBOR.  At December 31, 2004, $41,850,000 was outstanding under this facility.  The second credit facility was a $50,000,000 revolving three-year credit facility entered into in April 2004 under which GE SeaCo could borrow on a revolving basis during a commitment period ending May 2007, where the balance outstanding at that date became due.

Interest on the facility was 1.75% over LIBOR.  At December 31, 2004, $20,000,000 was outstanding under this facility.  Neither of these facilities was guaranteed by GE Capital or SCL.

Securitization Facilities – A bankruptcy-remote majority-owned consolidated GE SeaCo subsidiary (the “Subsidiary”), formed in 2001 to facilitate securitized finance, has issued four series of notes under a securitized facility, with one fully repaid in 2005.  These notes are not guaranteed by GE Capital or SCL and are non-recourse to GE SeaCo and its other subsidiaries. All series of notes which have been issued by the Subsidiary share a pool of container collateral and are guaranteed as to timely payment of scheduled interest and ultimate payment of principal by a financial guaranty insurance policy from an AAA rated monoline insurance company.  The first series of notes, originally issued by the Subsidiary in December 2001, is a revolving note, currently in the face amount of $150,000,000, which must be renewed annually or the outstanding balance becomes payable over a ten year term.  The revolving note, last renewed in December 2005, must next be renewed by November 30, 2006, or it will convert to its term period.  The annual interest cost on these notes including the insurance wrap is 0.92% over LIBOR.  If the revolving period is not renewed, interest including the insurance wrap on the facility will increase to 1.67% over LIBOR.  At December 31, 2005 there were no balances outstanding under these notes (2004 - $133,000,000).  A second series of term notes in the original face amount of $300,000,000 which was issued in November 2002 and was repayable over a ten-year term which commenced in November 2002 were repaid and cancelled during the year (2004 -  $237,500,000) from the proceeds of the $600,000,000 term note issuance referred to below.  The annual cost of this 2002 series of notes including the insurance wrap was 1.07% over LIBOR.  The third series of notes, issued by the Subsidiary in May 2004, is in the original face amount of $275,000,000.  This 2004 series of term notes is repayable over a ten-year term which commenced in May 2004.  The annual interest cost of these notes including the insurance wrap is 0.75% over LIBOR.  At December 31, 2005, $229,167,000 was outstanding under this series of notes (2004 - $256,666,000).  On December 1, 2005, the Subsidiary issued additional term notes in the original face amount of $600,000,000.  This 2005 series of term notes is repayable over a ten-year term which commenced in December 2005.  The annual interest cost on this 2005 series of notes including the insurance wrap is 0.65% over LIBOR.  At December 31, 2005, $595,000,000 was outstanding under this series of notes.

Substantially all of GE SeaCo’s container assets are pledged as collateral on the credit and securitization facilities described above.

Other – GE SeaCo has two sterling denominated loans.  The first is a three-year loan of £960,000 ($1,843,000) entered into on September 10, 2004 at a fixed rate of 5.14%.  At December 31, 2005, £480,000 ($826,000) was outstanding under this facility (2004 - £800,000 ($1,537,000)).  The second is a two-year loan of £396,000 ($681,000) entered into on July 30, 2005 at a fixed rate of 5.20%.  At December 31, 2005, £297,000 ($511,000) was outstanding under this facility.  GE SeaCo has pledged the SAP software acquired from the three-year loan proceeds as collateral on the loan.

At December 31, 2005 and 2004, $872,310,000 and $694,553,000 respectively, was outstanding under all these facilities bearing a weighted average interest rate of 5.09% and 3.38%, respectively.  In addition, GE SeaCo has approximately $378,000,000 in available lines of credit as of December 31, 2005 (2004 - $168,000,000).

At December 31, 2005, GE SeaCo was in full compliance with all the requirements of the credit agreements evidencing its long-term debt.  These requirements included financial covenants to maintain minimum net worth, maintain specified minimum debt service coverage and minimum interest coverage and not to exceed specified leverage.  The carrying value of the long-term fixed rate and variable-rate debt approximated its fair value due to the variable rate nature of the large majority of borrowings.

The following is a summary of the aggregate maturities of debt at December 31, 2005 (dollars in thousands):

Year Ending December 31
2006	$89,026
2007	89,214
2008	88,769
2009	88,769
2010	117,769
2011 and thereafter	398,763
$872,310

5.                      DERIVATIVES

GE SeaCo is exposed to various market risks including changes in interest rates.  As some of GE SeaCo’s indebtedness accrues interest at variable rates, it has exposure to volatility in future cash flows and earnings associated with changes in interest on a portion of its indebtedness.

GE SeaCo’s objective in managing its exposure to fluctuations in interest is to decrease the volatility of its earnings and cash flows caused by changes in underlying rates. To achieve this objective, GE SeaCo enters into derivative financial instruments, specifically interest rate swaps.  By policy, GE SeaCo does not enter into derivative financial instruments with a level of complexity or with a risk that is greater than the exposure to be managed.

In accordance with SFAS No. 133, GE SeaCo recognizes interest rate swaps as either assets or liabilities measured at fair value, being current market prices furnished by the counterparties.  Gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting.  To the extent that the interest rate swap is designated and considered to be effective as a cash flow hedge of an exposure to future changes in interest rates, the change in fair value of the instrument is deferred in other comprehensive loss.  Amounts recorded in accumulated other comprehensive loss are reclassified to the income statement to match the corresponding cash flows on the underlying hedged transaction.  GE SeaCo does not exclude any component of the derivative’s gain or loss from the assessment of effectiveness in its hedges.  Changes in fair value of any instrument not designated as a hedge or considered to be ineffective are reported in earnings immediately as Interest and Related Income/ Expense.

As of December 31, 2005, GE SeaCo has entered into interest rate swap agreements to manage the exposure to variability in future cash flows on the interest payments associated with its outstanding securitization facilities, which accrue interest at variable rates based on LIBOR.  These interest rate swaps allow GE SeaCo to receive interest based on LIBOR in exchange for payments of interest at fixed rates.  One interest rate swap agreement was designated as a cash flow hedge and had a fixed rate of 4.88%.  The other interest rate swaps, which were not designated as cash flow hedges, had fixed rates of between 3.66% and 4.58%.

The notional and fair values of GE SeaCo’s interest rate swaps were as follows (dollars in thousands):

	2005 (Restated) (see Note 16)		2004
	Notional value	Fair value	Notional value	Fair value
Cash Flow hedges

Included within other current liabilities:
Interest rate swaps	$421,400	$(1,977)	$70,000	$(33)

Derivatives not designated as hedges

Included within other current assets:
Interest rate swaps	$200,000	$4,826	$—	$—

For the years ended December 31, 2005 and 2004, GE SeaCo recorded $1,944,000 and $33,000 of unrealized loss, respectively, in accumulated other comprehensive loss as a result of the changes in fair market values of its cash flow hedges.  Based on the 12 month LIBOR at December 31, 2005, GE SeaCo expects that an amount of unrealized loss of $150,000 retained in accumulated other comprehensive loss will be reclassified to earnings as a loss during the year ending December 31, 2006.  For the year ended December 31, 2005, GE SeaCo recorded gains on interest rate swaps of $4,826,000 as interest and related income (2004 – nil).

6.                      PENSION PLANS

GE SeaCo employees have participated in three SCL defined benefit pension plans, the Sea Containers 1983 Pension Scheme, the Sea Containers America Pension Plan and the Sea Containers Australia Superannuation Plan (collectively, the “SCL Plans”) for certain of its employees.  The SCL Plans are multiemployer plans of SCL subsidiaries in which the benefits are based primarily on years of service and employee compensation near retirement.  SCL has stated that its policy is to fund these plans in accordance with its interpretation of applicable laws and income tax regulations (“SCL’s funding policy”).  SCL’s funding of the Sea Containers 1983 Pension Scheme is based on SCL’s discussions with the Trustees and is finally determined by the Trustees.

GE SeaCo’s contributions to SCL’s funding of the SCL Plans are based on estimates made for GE SeaCo’s employees’ portion of SCL’s funding policy determinations.  GE SeaCo records its contributions as pension costs pursuant to guidance for multiemployer plan accounting in SFAS 87, Employers’ Accounting for Pensions. GE SeaCo’s pension costs in respect of the SCL Plans during 2005, 2004 and 2003 were $1,601,000, $1,555,000, and $1,347,000 respectively.  If GE SeaCo employees had participated in their own single employer defined benefit plans actual funding might have differed from the amounts estimated.

An allocation of the total additional minimum liability of the Sea Containers 1983 Pension Scheme has also been included in GE SeaCo’s combined and consolidated balance sheets in the amounts of $4,988,000 and $6,440,000 at December 31, 2005 and 2004, respectively. The allocation method does not allocate pension assets or liabilities specific to GE SeaCo employees. Accordingly, if GE SeaCo employees participated in their own single employer defined benefit plan or if another allocation method were applied for pension asset and liability allocation purposes, these amounts would differ with amounts derived using the allocation method.

Total plan information provided by SCL for the Sea Containers 1983 Pension Scheme, the Sea Containers America Pension Plan and the Sea Containers Australia Superannuation Plan is as follows:

	Sea Containers 1983 Pension Scheme	Sea Containers America Pension Plan	Sea Containers Australia Superannuation Plan

Projected Benefit Obligation	$195,033	$4,285	$2,313

Accumulated Benefit Obligation	$163,808	$4,285	$1,552

Fair value of Plan Assets	$133,720	$2,790	$2,825

Unfunded Accumulated Benefit Obligation (Asset)	$30,088	$1,495	$(1,273)

Prepaid (Accrued) pension cost and intangible asset	$3,165	$(649)	$(811)

Minimum Pension Liability	$33,253	$846	$—

Further information on these plans is included in the accounts of Sea Containers Services Ltd which are available from the company’s registered office at Sea Containers House, 20 Upper Ground, London SE1 9PF, of Sea Containers America Inc, which are available from the company’s registered office at 1114 Avenue of the Americas, 38th Floor, New York, NY 10036 and the accounts of Sea Containers Australia Ltd, which are available from the company’s registered office at Suite 2301, 1 Market Street, Sydney, NSW 1230.

7.                      INCOME TAXES

GE SeaCo is subject to Barbados income tax.  GE SeaCo’s maximum rate of tax is 2.5%, and the minimum rate is 1%.  The Society has organized various subsidiaries throughout the world to perform container leasing and monitoring functions.  These subsidiaries are subject to income tax in the local jurisdictions.  The tax rates in these jurisdictions generally range from 16% to 50%.

Income taxes provided by GE SeaCo relate principally to its non-US subsidiaries as pre-tax income is primarily non-US, and GE SeaCo is considered a pass-through entity for US tax purposes.

The provision for income taxes consists of the following (dollars in thousands):

	Current	Deferred	Total
December 31, 2005
United States	$5	$—	$5
Other foreign	2,519	477	2,996
	$2,524	$477	$3,001

	Current	Deferred	Total
December 31, 2004
United States	$8	$—	$8
Other foreign	2,579	413	2,992
	$2,587	$413	$3,000

	Current	Deferred	Total
December 31, 2003
United States	$3	$—	$3
Other foreign	1,720	277	1,997
	$1,723	$277	$2,000

The net deferred tax liabilities recognized in the combined and consolidated balance sheets at December 31, 2005 and 2004 comprised of the following (dollars in thousands):

	2005	2004
Deferred tax liabilities	$(4,931)	$(3,554)
Deferred tax assets	2,109	2,673
Net deferred tax liabilities	$(2,822)	$(881)

GE SeaCo has gross deferred tax liabilities substantially caused by tax depreciation in excess of book depreciation.  The gross deferred tax assets consist primarily of tax loss carryforwards.  The gross amount of tax loss carryforwards is $157,474,508.  Of this amount, $9,311,600 will expire in the five years ending December 31, 2010, while $142,969,200 will expire in the five years ending December 31, 2015.  The remaining losses of $5,193,708 have no expiry date.

At December 31, 2005, GE SeaCo also had a deferred tax asset of $1,496,000 (2004 - $1,932,000) representing the future tax benefits of accrued pension costs recognized in other comprehensive loss pursuant to SFAS No. 87, Employers’ Accounting for Pensions.

The differences in the effective rate of tax and the US statutory rate (35%) results principally from earnings generated by subsidiaries for which no consolidated returns may be filed, from different tax rates in other jurisdictions and from earnings outside the US that are not subject to income tax.

8.                      RELATED PARTY TRANSACTIONS

For the year ended December 31, 2005, GE SeaCo incurred expenses in connection with the lease and management agreements relating to SCL-owned containers provided to GE SeaCo of $24,078,000 (2004 - $26,499,000, 2003 - $26,213,000).  For the year ended December 31, 2005, GE SeaCo was allocated expenses under the services agreement with SCL by which SCL provides management and administration services to GE SeaCo and for which GE SeaCo recognized and paid to SCL net amounts of $30,956,000 (2004 - $31,813,000, 2003 - $32,936,000).  For the year ended December 31, 2005, GE SeaCo incurred $652,000 (2004 - $641,000, 2003 - $618,000) in travel costs which were purchased from an SCL subsidiary.  For the year ended December 31, 2005, SCL sold containers from its factories and provided use of SCL’s depots for container repair and storage services, for which GE SeaCo paid $6,022,000 (2004 - $11,569,000, 2003 - $17,434,000).  At December 31, 2005, $17,762,000 was due to SCL (2004 - $28,870,000) in respect of these transactions.

For the year ended December 31, 2005, GE SeaCo incurred expenses in connection with the lease and management agreements relating to GE Capital-owned containers provided to GE SeaCo of $52,372,000 (2004 - $68,995,000, 2003 - $52,788,000).  For the year ended December 31, 2005,  GE SeaCo incurred expenses under the services agreement with GE Capital and its subsidiaries by which GE Capital and its subsidiaries provide administration and computer services to GE SeaCo and for which GE SeaCo recognized and paid to GE Capital and its subsidiaries net amounts of $6,477,000 (2004 - $7,903,000, 2003 - $8,055,000).  At December 31, 2005, $49,728,000 was due to GE Capital and its subsidiaries (2004 - $39,925,000) in respect of these transactions.

On December 31, 2004 equal cash distributions were made to GE Capital and SCL (the “joint venture partners”), in the aggregate amount of $18,000,000.  GE SeaCo’s 2004 budget approved by the board had contemplated declaration of dividends.  These distributions, however, were never declared, approved or ratified in a resolution voted on by the Board of Managers, which is a requirement pursuant to terms of the joint venture agreement, Barbados law and GE SeaCo’s By-laws.  The distributions are reflected as a reduction to “Cash and Cash Equivalents” and “Advances due to Parent Companies” in GE SeaCo’s balance sheet as of December 31, 2004.  Upon discovery by GE Capital in January 2005 of these payments, which were described to it as dividends, GE Capital demanded that these distributions be repaid by the joint venture partners. Accordingly, these distributions were repaid by the joint venture partners to GE SeaCo on March 2, 2005.

At April 21, 2006, there were matters in disagreement between the joint venture partners, including whether the distributions described above and the process by which they were made constitute continuing breaches of the Services Agreement.  GE Capital also asserted that certain capital expenditures by GE SeaCo made with SCL did not receive all of the necessary approvals prior to being incurred.  Management of GE SeaCo was not able to determine the potential consequence of a remedy, if any, on GE SeaCo.  In addition, GE Capital asserted that certain shared service allocations from SCL to GE SeaCo were not made in accordance with terms of the Services Agreement.  SCL contended that the transactions in question were approved and that the allocations of shared and other services costs were correctly made (See Notes 14 and 15).

9.       QUOTAHOLDERS’ AND UNITHOLDERS’ EQUITY

GE SeaCo America LLC has one class of limited liability company units of which 6,000 were outstanding at December 31, 2005, held 3,000 by GE Capital and 3,000 by Sea Containers America Inc., an SCL subsidiary.  The Society has five classes of capital quotas, with no par value, as follows:

Class A quotas

These are fully voting and participating quotas of which 6,000 were outstanding at December 31, 2005, held 3,000 by GE Capital Container Two SRL, a GE Capital subsidiary, and 3,000 by SCL.

Class B quotas

These are nonvoting quotas of which 6,000 were outstanding at December 31, 2005, held 4,200 by GE Capital Container SRL (“GEC Subsidiary”) and 1,800 by SCL.  Dividend rights are limited to distributable cash from containers leased-in to GE SeaCo by the holders and their affiliates.  These quotas are redeemable by the Society at a price of $1.00 per quota when the leases of those containers terminate.

Class C quota

This is a limited voting and non-participating quota of which 1 was outstanding at December 31, 2005, held by GEC Subsidiary.  The holder may elect an additional member to the Board of Managers of the Society in certain circumstances.  This quota is redeemable by the Society at a price of $0.01 per quota when the holder transfers Class C quota (except to an affiliate) or the holder and its affiliates sell all of their Class A quotas.

GEC Subsidiary exercised its right under the Class C quota to elect an additional member to the Board of Managers of the Society on April 13, 2006.

Class D quotas

These quotas were redeemed in 1999.

Class E quotas

These are limited voting and non-participating quotas of which 200,002 were outstanding at December 31, 2005, held 100,000 by GEC Subsidiary and 100,002 by SCL.  The majority holders may elect an additional member to the Board of Managers of the Society in certain circumstances.  These quotas are redeemable by the Society at a price of $0.01 per quota when any holder transfers Class E quotas (except to an affiliate) or the holder and its affiliates sell all of their Class A quotas.

10.               RENTAL INCOME UNDER OPERATING LEASES

The following are the minimum future rentals as at December 31, 2005 under operating leases of containers (dollars in thousands):

Year Ending December 31
2006	$240,329
2007	158,323
2008	94,785
2009	54,788
2010	20,500
2011 and thereafter	12,861
$581,586

11.               COMMITMENTS

Outstanding purchase orders for containers and contracts to purchase other fixed assets at December 31, 2005, were approximately $10,000,000 (2004 - $44,000,000) of which $nil (2004 - $289,000) were with related parties.

Future payments under operating leases in respect of equipment rentals and leased premises are as follows (dollars in thousands):

Year Ending December 31
2006	$58,385
2007	39,531
2008	25,449
2009	11,362
2010	7,072
2011 and thereafter	4,134
$145,933

Of the above, related party rental payments for the leased-in container fleet amount to $142,898,000.  For the years ended December 31, 2005, 2004 and 2003, rental expenses for the abovementioned services amounted to $79,629,000, $102,146,000 and $82,421,000, respectively, which were included in operating expenses in the accompanying statements of combined and consolidated operations. (See Note 15.)

12.               ACCUMULATED OTHER COMPREHENSIVE LOSS

The accumulated balances for each component of other comprehensive loss are as follows (dollars in thousands):

	As restated
	(See Note 16)
December 31	2005	2004
Foreign currency translation adjustments	$(9,224)	$(9,376)
Interest rate hedges	(1,977)	(33)
Minimum pension liability, net of tax	(3,491)	(4,508)
	$(14,692)	$(13,917)

13.               CONTINGENT LIABILITIES

Since May 1998, SCL has allocated to the joint venture various SCL office and communications costs.  At April 21, 2006, GE Capital disputed the methodology of allocation as being contrary to the provisions of the Services Agreement and believes the accompanying financial statements reflect excess expense amounts paid by the joint venture to SCL of approximately $1,000,000 for the years ended December 31, 2005 and 2004 and $900,000 for the year ended December 31, 2003.  Excess expense amounts for the period May 1998 through December 2002 were under investigation.  On April 28, 2005, SCL paid $4,300,000 to GE SeaCo under protest pending resolution of this dispute (see Notes 14 and 15).

At April 21, 2006, GE Capital asserted that SCL engaged as a consultant a former executive officer of SCL, who was the President and Chief Executive Officer of GE SeaCo until his retirement on January 31, 2003, and improperly allocated to GE SeaCo the $193,000 paid to this consultant.  SCL asserted that the retention of GE SeaCo’s former Chief Executive Officer as a consultant was both proper and appropriate, including because his successor had no experience in the container industry prior to joining GE SeaCo.  For approximately a year prior to the former Chief Executive Officer’s retirement, his successor served as the former Chief Executive’s deputy and designated successor.  SCL repaid the $193,000 to GE SeaCo and sought to recover a portion of this amount in the arbitration (see Notes 14 and 15).

The amounts reduced Selling, general and administrative expenses in 2005.

14.               DISPUTES BETWEEN QUOTAHOLDERS/ UNITHOLDERS

At April 21, 2006, pursuant to the Services Agreement dated May 1, 1998 between GE SeaCo and SCL, SCL provided GE SeaCo with certain management and administrative services and receives compensation for the provision of those services (see Note 8).  GE Capital alleged that SCL committed multiple breaches of the Services Agreement and related documents between SCL and GE SeaCo.

Such alleged breaches included the allocation by SCL of excess office and communications costs to GE SeaCo and the allocation of payments to a former executive officer of SCL engaged as a consultant.  (See Note 13.)

During 2004 and 2005, GE Capital asserted, GE SeaCo purchased $5,000,000 of equipment from SCL affiliated factories without proper authorization from the Board of Managers.  The Board has directed management to strengthen internal controls, including taking appropriate disciplinary action, to avoid future unauthorized actions.  Further, GE Capital requested that the equipment be removed from the joint venture and that SCL retain title and, further, all future lease profits on such equipment be disgorged to GE SeaCo.  SCL purchased certain of the equipment and placed it in its managed fleet.  Otherwise, it believed that the equipment in question, which is reflected on GE SeaCo’s combined and consolidated balance sheet, should have continued to be owned by GE SeaCo and that no disgorgement is due to the joint venture.

Further, GE Capital asserted that through lack of controls that SCL was to impose, GE SeaCo had made unauthorized purchases from an unaffiliated party of approximately $3,000,000 in 40 foot standard dry containers.  SCL believed the purchases did not result from any lack of controls by SCL.

Prior to December 31, 2004, GE SeaCo made cash payments of approximately $5,000,000 to SCL affiliated factories with respect to certain non-standard equipment, which has never been placed on lease but which SCL asserted GE SeaCo believed could be leased to customers when GE SeaCo took delivery.  GE Capital maintained these payments were made contrary to the payment terms disclosed to the Board of Managers at the time such transactions were approved.  GE Capital has requested the payments be returned to GE SeaCo with interest paid from the date of the alleged improper cash payments and that controls with respect to transactions with SCL affiliates be strengthened.  SCL believes that payment for this equipment, which is currently reflected on GE SeaCo’s combined and consolidated balance sheet, was properly due when GE SeaCo took delivery of the equipment.

GE Capital has asserted that SCL has breached its contractual obligation and fiduciary duties in connection with GE SeaCo’s participation in the Sea Containers Services Ltd. 1983 Pension Scheme.  GE Capital and SCL have further disagreed on the allocations between SCL and GE SeaCo under the Scheme.  By letter dated April 4, 2006, GE Capital has invoked the dispute resolution procedures set forth in the Omnibus Agreement entered into in connection with the formation of GE SeaCo.  The amount sought by GE Capital on its own behalf or behalf of GE SeaCo has not yet been quantified.

The agreements establishing GE SeaCo in May 1998 allowed SCL to continue an independent business of leasing certain SCL-owned containers directly to certain customers.  GE Capital alleged that SCL diverted the services of employees and other resources of GE SeaCo for the benefit of that independent business of SCL.  GE Capital demanded that SCL immediately terminate such diversions and provide restitution to GE SeaCo for them, which GE Capital estimated would be in the amount of approximately $6,600,000 plus interest.  SCL believed, but GE Capital did not, that the joint venture parties’ understanding in 1998 was that the use of such services and resources for this independent business was permissible and to be provided without charge.  Nonetheless, SCL stated it was completing the process of discontinuing use for such purposes, and GE SeaCo took steps to assure that such discontinuance was accomplished promptly.  In addition, GE Capital also alleged that GE SeaCo provided services and other non-GE SeaCo businesses of SCL, including leasing of tanks for ultra-hazardous material and providing finance leases for containers.  In the course of the arbitration GE Capital demanded that these diversions also cease and that GE SeaCo be provided restitution that GE Capital estimated at between $1,300,000 and $2,600,000.  SCL believed, but GE Capital did not, that the joint venture parties’ understanding in 1998 was that the use of such services and resources for these businesses as well was permissible and to be provided without charge.

 GE SeaCo from time to time orders new equipment without having firm commitments from lessees to take that equipment.  In late 2004 and early 2005, GE SeaCo management exceeded the amounts of such inventory purchases authorized by the Board of GE SeaCo. In addition, pursuant to the manufacturers’ documentation, the purchase price of such equipment was payable not later than a specified date, and in 2004 management agreed to a shorter specified term for payment.  GE Capital has alleged that, until 2005, the Board had been informed by SCL that the manufacturers had offered to GE SeaCo terms under which GE SeaCo was not obligated to pay for purchases of inventory equipment until units were delivered under firm leases.  SCL believed that, on the basis of long-standing informal arrangements, notwithstanding the dates specified in the manufacturers’ documentation, payment was not required until the equipment was removed from the factory or actually leased.  In late 2004, however, the manufacturers began pressing for payment on the terms specified in their documentation and GE SeaCo’s management acceded to these demands. GE Capital alleged that the excess ordering and the failure to inform the Board that the manufacturers’ documentation required payment of the purchase prices by specified dates constituted defaults by SCL under the Services Agreement for among other reasons failure to institute appropriate controls.  SCL asserted that the Board knew, or certainly should have known, that the manufacturers’ documentation requires payment of the container purchase price by specified dates.  At December 31, 2005 GE SeaCo carried approximately $75,000,000 of containers that remained at factories, with lessees having committed to a portion of such containers.  Accounts payable at December 31, 2005 included approximately $22,000,000 for containers still at factories.

As a result of these disputes and other alleged breaches of the Services Agreement and related documents (see also Note 8), GE Capital delivered notices of default under the Services Agreement and those related documents on March 29, 2005, April 21, 2005 and June 10, 2005.  SCL responded to GE Capital denying the alleged breaches in letters dated April 28, 2005, May 6, 2005 and July 11, 2005.  SCL obtained a temporary restraining order preventing immediate termination of the Services Agreement on the basis of its denial of the alleged breaches and citing irreparable harm to SCL.  In May 2005, SCL and GE Capital agreed to extend the temporary restraining order until an arbitrator was appointed.  Upon appointment of the arbitrator, SCL asked the arbitrator to enjoin the termination of the Services Agreement until the conclusion of the arbitration.  On August 8, 2005, the arbitrator issued an interim award enjoining GE Capital from taking further steps to terminate the Services Agreement pending final award in the arbitration.  Arbitration hearings were held on January 10, 11 and 19 and February 7, 8 and 9, 2006.  Post-hearing briefs were filed on March 7, 2006 and the arbitrator conducted oral arguments shortly thereafter.  The remedies sought by GE Capital in the arbitration included the declaration of the right of GE Capital to terminate the Services Agreement on behalf of GE SeaCo, the disgorgement to GE SeaCo of a substantial portion of the fees paid by it and expenses allocated to it over the life of that agreement and restitution and damages with respect to various matters, including but not limited to those described above.   Over the life of the Services Agreement, GE SeaCo has paid over $52,000,000 in fixed fees for “Corporate Services” and has paid substantially higher allocations for “Administrative Services” and related costs.  The remedies sought by SCL in the arbitration included (i) a declaration that GE Capital, acting on behalf of GE SeaCo, is prohibited from terminating the Services Agreement and (ii) the repayment to SCL of the $4,500,000 previously paid to GE SeaCo under protest.  (See Note 15.)

Further, GE Capital has exercised the “C” quota to appoint an additional Manager to GE SeaCo’s Board of Managers, which gives it a majority of the board members.

15.               SUBSEQUENT EVENTS

As a result of various disputes, GE Capital sought to terminate the Services Agreement in 2005.  It was prevented from doing so immediately by a combination of a temporary restraining order and an arbitrator’s temporary injunction.  In the arbitration process that resulted, GE Capital asked for a variety of monetary awards on behalf of GE SeaCo as well as disgorgement of fees that had been paid to SCL.  SCL counterclaimed for certain amounts it had paid under protest.  (See Notes 8, 13 and 14.) In an award dated April 28, 2006, the arbitrator terminated the Services Agreement effective May 28, 2006, made certain monetary awards to SCL and GE SeaCo, instructed the parties to resolve the amounts due with respect to certain matters, and awarded to GE Capital as prevailing party its attorneys’

fees.  The fees paid to SCL by GE SeaCo under the Services Agreement, however, were not ordered disgorged.

On June 2, 2006, SCL, GE Capital, GE SeaCo and their affiliates entered into an Agreement Resolving Certain Issues (“Resolution Agreement”), resolving issues left open by the arbitrator and certain other matters.  As a result of that agreement, the existing joint venture agreements and the arbitration award, certain services of SCL have been eliminated, while SCL will provide other services on a transitional basis through the end of 2006 and, with respect to certain services in certain circumstances, in 2007.  GE SeaCo’s service subsidiary will remain in its existing space in Sea Containers House through December 31, 2006 and may extend use of some or all of that space through 2007, subject to SCL’s right to terminate GE SeaCo’s occupancy commencing March 31, 2007, on six months’ prior written notice.  Payments by SCL and GE SeaCo (exclusive of the attorneys’ fees payable to GE Capital), including interest through May 31, 2006, resulted in a net amount due to GE SeaCo of $17,863,400.  On June 2, 2006, SCL paid to GE Capital $1,748,500 for legal fees and other costs and paid to GE SeaCo $2,251,500 of the balance owing to it.  SCL is to pay the remaining balance at the rate of $2,000,000 a month, plus 9 percent simple interest, and is to prepay the balance to the extent that the net sales price of its Silja ferry business exceeds the associated debt.

The payments being made by SCL (with interest calculated through May 31, 2006) include (i) $844,000 ($2,304,000 including interest) rent overcharges at Sea Containers House in addition to $4,309,000 previously refunded by SCL which is not included in the $17,863,400 net amount noted above, (ii) $11,049,000 ($13,743,000 including interest) to compensate GE SeaCo for the unauthorized use of its resources in SCL’s independent business of leasing SCL-owned containers to certain customers and certain other businesses and  (iii) $407,000 ($518,000 including interest) to compensate GE SeaCo for SCL’s improper leasing to a certain customer from its independent business and (iv) $2,822,000 ($4,038,900 including interest) for the price of certain equipment improperly purchased from an affiliate of SCL and related costs (such equipment being transferred to SCL).  The payments by GE SeaCo to SCL, include (i) $2,310,000 ($2,636,800 including interest) for certain equipment manufactured by an affiliate of SCL and (ii) $96,500 ($103,700 including interest) for 50 percent of the consulting fees of the former chief executive officer of GE SeaCo.

The December 31, 2004 cash distributions described in Note 8 were in breach of the Services Agreement.  Certain capital expenditures by GE SeaCo made with SCL did not receive the necessary approvals prior to being incurred.  Certain shared service allocations from SCL to GE SeaCo were not made in accordance with terms of the Services Agreement.

As a result of the termination of the Services Agreement, GE SeaCo ceased paying a fixed fee due to SCL of $7,000,000 a year.  GE SeaCo instead will pay SCL $20,000 per month for certain services for the period from June 1, 2006 to December 31, 2006.  In addition, the arrangement under which GE SeaCo paid SCL for the compensation of GE SeaCo’s CEO and six regional managers will be terminated by January 1, 2007.  Effective June 1, 2006, GE Capital agreed to reduce an annual administration fee from $3,600,000 to $1,000,000, and, effective January 1, 2007 to terminate another service fee of $2,300,000 a year.  Certain of the services previously rendered in exchange for those fees to SCL and GE Capital, including legal and treasury functions, certain accounting functions, the CEO and two regional managers, will be the responsibility of GE SeaCo.  On June 29, 2006 it was agreed that an annual fee of $2,365,000 payable by GE SeaCo to SCL and GE Capital until May 1, 2009 with an aggregate remaining fee of $7,095,000 at June 29, 2006 should be prepaid, discounted to a present value of $6,005,100.  The amount owing to SCL will be set off in part against a like amount owing to GE SeaCo under the Resolution Agreement. Effective May 8, 2006, GE SeaCo terminated its participation in the Sea Containers 1983 Pension Scheme, which covered certain employees of GE SeaCo’s UK service subsidiary.  While GE SeaCo will be relieved of making further contributions to that Scheme both for the accrual of new benefits and the payment of under funded prior benefits, the termination gives rise to an obligation to the Scheme estimated at approximately $21,000,000, but which could be as much as $46,000,000.  GE SeaCo is establishing a defined contribution plan for its UK employees.

On June 14, 2006, $35,254,000 of advances due to parent companies which related to unpaid rental payments on equipment owned by GE Capital Container SRL and SCL and leased to GE SeaCo were recognized as contributions to the B quota capital account.  The parent companies also agreed to a 10 percent reduction in the rent due to them for containers with effect from January 1, 2006.

16.               RESTATEMENT

Note 5 to GE SeaCo’s financial statements, as originally issued, assumed that interest rate swaps with a nominal value of $200,000,000 were interest rate hedges eligible for the “short cut method” of accounting.  Following an internal audit review, it has been concluded that these interest rate swaps did not qualify for the “short cut method”, whereby on the date of designations, the hedge is determined to be highly effective with no requirement to test the hedge for ineffectiveness during its term.  Swaps with a nominal value of $110,000,000 which had previously been accounted for and disclosed as cash flow hedges are now being accounted for and disclosed as derivatives not designated as cash flow hedges, in conjunction with swaps with a nominal value of $90,000,000 which had been de-designated in November 2005 as a result of a debt reorganization. Movements in the fair value of all these interest rate swaps should have been recognised in the consolidated statements of operations rather than as a component of Accumulated Other Comprehensive Loss in the consolidated balance sheets.  Accordingly, a reclassification of $4,871,000 of gains from Accumulated Other Comprehensive Loss to Interest and Related Income has been recorded in 2005.  Similarly, Increase In Other Assets within the investing activities section of the consolidated cash flows statements has been restated to $4,478,000 rather than the previously stated decrease of $394,000.  In 2004 a loss of $33,000 was included in Other Comprehensive Loss which should have been recorded as Interest Expense.  Due to the immateriality of this error in 2004, its correction has been made in 2005.

The Combined and Consolidated Statement of Operations has been restated from the amounts previously reported as follows:

	2005 As reported	2005 As restated

EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	$46,432	$51,304

CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES (See Note 1.c)	(26,197)	(26,197)

NET EARNINGS	$20,235	$25,107

PRO FORMA AMOUNTS ASSUMING THE NEW ACCOUNTING PRINCIPLES WERE APPLIED RETROACTIVELY (See Note 1.c)	$46,432	$51,304

Note 5 has been restated in part from the amounts previously reported as follows:

	2005 As restated
	Notional value	Fair value
Cash Flow hedges

Included within other current liabilities:
Interest rate swaps	$421,400	$(1,977)

Derivatives not designated as hedges

Included within other current assets:
Interest rate swaps	$200,000	$4,826

	2005 As reported
	Notional value	Fair value
Cash Flow hedges

Included within other assets:
Interest rate swaps	$110,000	$3,218

Included within other current liabilities:
Interest rate swaps	$421,400	$(1,977)
		$1,241
Derivatives not designated as hedges

Included within other current assets:
Interest rate swaps	$90,000	$1,608
		$1,608

Note 12 has been restated in part from the amounts previously reported as follows:

December 31, 2005	As restated	As reported

Foreign currency translation adjustments	$(9,224)	$(9,224)
Interest rate hedges	(1,977)	2,895
Minimum pension liability, net of tax	(3,491)	(3,491)
	$(14,692)	$(9,820)

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